Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements pertaining to the L Brands, Inc. 401(k) Savings and Retirement Plan:

(1) Registration Statement (Form S-8 No. 333-206787);
(2) Registration Statement (Form S-8 No. 333-229414); and
(3) Registration Statement (Form S-8 No. 333-227288)

of our report dated June 24, 2020, with respect to the financial statements and schedule of the L Brands, Inc. 401(k) Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

June 24, 2020
Grandview Heights, Ohio